EXHIBIT 8.2

1 Protea Place Sandown 2196

Private Bag X40 Benmore 2010

South Africa

Dx 42 Johannesburg

T +27 (0)11 562 1000

F +27 (0)11 562 1111

E jhb@cdhlegal.com

W cliffedekkerhofmeyr.com

Also at Cape Town and Stellenbosch

Sibanye-Stillwater Limited

Constantia Office Park

Bridgeview House - Building 11, Ground Floor

Cnr 14th Avenue and Hendrik Potgieter Road

(Lakeview Avenue)

Weltevreden Park, 1709

Attention:  Karl van Meersbergen

Our Reference Account Number Your Reference Direct Line Direct Telefax Direct Email Date	Emil Brincker/740-cdk Karl van Meersbergen +27 11 562 1063 +27 11 562 1663 emil.brincker@cdhlegal.com 10 January 2020

Dear Sir/Madam

ISSUE OF ORDINARY SHARES BY SIBANYE-STILLWATER LIMITED (“the Issuer”) TO THE SHAREHOLDERS OF SIBANYE GOLD LIMITED IN EXCHANGE FOR THE TRANSFER OF THE ORDINARY SHARES IN SIBANYE GOLD LIMITED TO THE ISSUER

1                               INTRODUCTION

1.1                                        We act as South African tax and exchange control advisor to the Issuer in connection with the Registration.

1.2                                        Certain terms used in this opinion are defined in the Annex (Definitions).

2                               SOUTH AFRICAN LAW

2.1                                        This opinion is limited to South African law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with South African law.

3                               SCOPE OF ENQUIRY

3.1                                        We have examined the following document -

CHAIRPERSON TG Fuhrmann CHIEF EXECUTIVE OFFICER B Williams CHIEF FINANCIAL OFFICER ES Burger

DIRECTORS: JOHANNESBURG M Aphiri JA Aukema G Barkhuizen-Barbosa R Beerman E Bester P Bhagattjee BSS Boikanyo R Bonnet TE Brincker B Brown N Cara HLE Chang CWJ Charter NS Comte CJ Daniel J Darling EF Dempster S Dickson L Erasmus P Erasmus JJ Feris TS Fletcher L França TG Fuhrmann F Gattoo MZ Gattoo SB Gore J Govender L Granville AJ Hofmeyr Q Honey WH Jacobs JCA Jones T Jordaan BL King J King Y Kleitman AM le Grange FE Leppan# CJ Lewis HJ Louw G Masina NN Mchunu B Meyer WJ Midgley Z Mohamed R Moodley A Moolman MB Mpahlwa MG Mphafudi KT Nkaiseng BP O’Connor A Patel GH Pienaar V Pillay DB Pinnock NA Preston AW Pretorius TZ Rapuleng AG Reid M Serfontein P Singh-Dhulam TP Smit L Smith FP Swart T Tosen M Treurnicht R Valayathum D Vallabh HR van der Merwe WPS van Wyk JG Webber JG Whittle DA Wilken B Williams MP Yeates

DIRECTORS: CAPE TOWN F Ameer-Mia TN Baker TJ Brewis MR Collins A de Lange W de Waal LF Egypt S Franks DF Fyfer J Gillmer JW Green AJ Hannie AM Heiberg PB Hesseling RC Horn S Immelman JAD Jorge A Kariem KJ Keanly JA Krige IJ Lessing GC Lumb RE Marcus NS Mbambisa SI Meyer A Mhlongo T Moodley FT Newham G Orrie§ CH Pienaar# AP Pillay L Rhoodie MB Rodgers BJ Scriba S Singh BPA Strauss DM Thompson CW Williams

EXECUTIVE CONSULTANTS: AC Alexander VMM Cadman M Chenia HS Coetzee PJ Conradie N Hancock WH Janse van Rensburg J Latsky NW Muller J Neser JM Witts-Hewinson

CONSULTANTS: A Abercrombie RD Barendse JMA Evenhuis∞ Prof A Govindjee JH Jacobs EJ Kingdon FF Kolbe

SENIOR ASSOCIATES: S Adams RS Alho ME Badenhorst A Bezuidenhout KA Biddulph JJ Brink CF Brockman JC Cameron L Chance LY Coffee E Cornelius BP Cripps C Dutilleux F Eckleton T Erasmus NK Fletcher V Govender GT Howard TC Jegels SM Kelly N Loopoo MM Mailula B Mangale V Manko N Mia V Moodley V Moodaley W Murray J Naidoo Z Ngakane VT Ngcobo AL Pereira J Roberts J Strydom KB Tlhabanelo D van der Westhuizen YA van Leeve R Webster K Weyers CA Wood

CLIFFE DEKKER HOFMEYR SERVICES PROPRIETARY LIMITED DIRECTORS: GC Badenhorst ES Burger JA Cassette TR Cohen* AB Hoek MW Linington R Mouton B Williams

#British ∞Dutch §Cape Town Managing Partner *Business Development Director

Cliffe Dekker Hofmeyr Inc.  Reg No 2008/018923/21

3.1.1                                                 a copy of the Registration Statement.

4                               ASSUMPTIONS

4.1                                        We have made the following assumptions -

4.1.1                                                 the Registration Statement conforms to the original and is genuine and complete;

4.1.2                                                 the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion;

4.1.3                                                 each transaction described in the Registration Statement is entered into on an arm’s length basis.

5                               OPINION

5.1                                        Based on the document referred to and the assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to us, we are of the following opinion.

5.2                                        The statements in the Registration Statement under the heading “Material South African Tax Considerations”, to the extent that they are statements as to South African tax and exchange control law, are true and correct in all material aspects.

6                               RELIANCE

6.1                                        This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2                                        Each person accepting this opinion agrees, in so accepting, that only Cliffe Dekker Hofmeyr will have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by South African law and that the South African courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3                                        The Issuer may -

6.3.1                                                 file this opinion as an exhibit to the Registration Statement; and

6.3.2                                                 refer to Cliffe Dekker Hofmeyr giving this opinion under the heading “EXHIBIT INDEX”, more specifically under Exhibit No. 8.2 and 23.6.

The previous sentence is no admittance from us (or Cliffe Dekker Hofmeyr) that we are (or Cliffe Dekker Hofmeyr is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

7                               All services and other work carried out are subject to the Terms of Business attached hereto and which contain a limitation of liability.

Yours faithfully

/s/ Emil Brincker

EMIL BRINCKER
CLIFFE DEKKER HOFMEYR INC

ANNEX - DEFINITIONS

In this opinion -

“Cliffe Dekker Hofmeyr” means Cliffe Dekker Hofmeyr Incorporated.

“South African law” means the law directly applicable in the South Africa.

“South African Tax” means any tax of whatever nature levied by or on behalf of the South Africa or any of its subdivisions or taxing authorities.

“Issuer” means Sibanye-Stillwater Limited.

“Shares” means Ordinary Shares in the issued share capital of the Issuer.

“Registration” means the registration by the Issuer of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on Form F-4 dated 10 January 2020 in relation to the registration by the Issuer of, inter alia, the Shares with the SEC under the Securities Act, but excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“South Africa” means the Republic of South Africa.